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                                                                   EXHIBIT 10.21


                                 PROMISSORY NOTE


$97,608.80                                                    New York, New York
                                                              September 14, 1998


                  FOR VALUE RECEIVED, Fred H. Kellogg (the "Payor") hereby promises to pay to the order of Nelson Communications Inc., a Delaware corporation (the "Payee"), the principal sum of NINETY-SEVEN THOUSAND SIX HUNDRED EIGHT AND EIGHTY HUNDREDTHS DOLLARS ($97,608.80), payable on the earliest to occur of (1) the second anniversary of the date of this Note, (2) the date which is 60 calendar days following the date upon which the common stock of the Payee owned by the Payor may be sold pursuant to (a) a registration statement that has become effective under the Securities Act of 1933, as amended (the "Act") or (b) the provisions of Rule 144 under the Act or (3) the date which is 30 calendar days following the date on which the Payor's employment with the Payee or an affiliate of the Payee terminates for any reason. The principal amount of this Note, together with all accrued interest thereon, may be voluntarily prepaid by the Payor in whole or in part, at any time and from time to time, without premium or penalty. Payor shall give Payee 10 Business Days' prior written notice of his/her intention to make a prepayment hereunder. In addition to voluntary prepayment as set forth above, the principal amount of this Note, together with all accrued interest thereon, shall be subject to mandatory prepayment to the extent of all proceeds realized by the Payor from the sale or other transfer for value by the Payor of any shares of common stock of the Payee. Such prepayment shall be made by the Payor no later than 15 calendar days after any such sale or other transfer for value. The Payor also promises to pay interest on the unpaid principal amount hereof from time to time outstanding (computed on the basis of the actual number of days elapsed over a year of 365 days), from the date hereof until the date the principal amount hereof is paid in full, whether before or after maturity. Interest on the unpaid principal amount hereof shall be due and payable at such time as the principal amount of this Note is due and payable, at a rate of interest equal to Eight and Twenty-Five One Hundredths percent (8.25%) per annum, with any accrued but unpaid interest compounding annually on each anniversary of the date of this Note.

                  Prepayments made by the Payor in respect of this Note shall be recorded and endorsed by the Payee on the Schedule of Principal Prepayments attached hereto. Absent manifest error, the amounts shown on such schedule of Principal Prepayments shall be presumptive evidence of the payments recorded therein.
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                                       -2-


                  All monies received by the Payee from the Payor from time to time hereunder shall be applied as follows:

                  First, to the payment of all accrued but unpaid interest on the principal amount of this Note;

                  Second, to the payment of any principal then due and owing by the Payor in accordance with the terms of this Note; and

                  Third, to the prepayment of any remaining principal outstanding on this Note.


                  Upon the occurrence and during the continuance of any of the events listed below (each, an "Event of Default"), at the option of the Payee and in the Payee's sole discretion, the Payee may, on notice to the Payor, declare all amounts payable pursuant to this Note to be immediately due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Payor (unless such Event of Default shall have been waived in writing by the Payee, which waiver shall not be deemed to be a waiver of any subsequent Event of Default). In addition, subject to applicable law, the Payee shall have the right to offset such amounts against any amounts otherwise payable to the Payor by the Payee, including any unpaid salary or bonus. The following events shall constitute an Event of Default:

         a. Failure of the Payor to pay either the principal or interest on this Note, as such payment becomes due and payable whether at maturity, upon acceleration or otherwise;

         b. failure of the Payor to observe or perform any covenant or agreement of Payor contained herein;

         c. in respect of the Payor, (i) a general assignment for the benefit of creditors; (ii) the commencement (voluntary or involuntary) of any proceeding under Title 11 of the U.S. Code or any law of any jurisdiction for the relief, liquidation or rehabilitation of debtors or seeking the appointment of or the taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for him or of or for a substantial part of his assets; (iii) the appointment of or taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for him or of or for a substantial part of his assets; or (iv) the making of any levy on or judicial seizure or attachment of any of the collateral securing the
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                                       -3-


                  payment of the obligations of the Payor under this Note or of a substantial part of his other assets which is not discharged, released, vacated or fully bonded within five days after such making.

                  The principal amount hereof, together with all interest thereon, shall be payable in lawful money of the United States of America by certified bank check payable to the Payee. As used herein, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day when banking institutions doing business in the State of New York are authorized or required by law to be closed.

                  Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by the Payor. The Payor agrees to pay all out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees) incurred by the Payee in connection with the enforcement of this Note.

                  Payor hereby represents and warrants that Payor has full power and authority to execute this Note, that no approvals or consents of any other party are necessary and that this Note is a binding obligation and subject to the full faith and credit of Payor. Payor agrees that Payor's obligations under this Note are unconditional and not subject to deduction, diminution, abatement, counter-claim, defense or set-off for any reason whatsoever. Payor's obligations hereunder shall not be subordinate to any other indebtedness of Payor.

                  In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

                  Any notice, demand, request or other communication which Payor or Payee may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given and made on the third day following deposit in the mail if sent postage prepaid by certified mail, return receipt requested, on the next Business Day following delivery to the delivery service if sent by a recognized overnight delivery service (with charges prepaid) or when received if delivered by hand.
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                                       -4-


Any such notice, demand, request or communication shall be addressed or delivered as follows, or to such other addresses as the parties may designate by like notice.

         To Payor:

                    Fred H. Kellogg
                    75 Peachcraft
                    Bernardsville, New Jersey 07924

         To Payee:

                    Nelson Communications Inc.
                    41 Madison Avenue
                    New York, New York  10010
                    Attn: Thomas A. Moore, President
                           and Chief Executive Officer

                  Each right, power and remedy of Payee hereunder, now or hereafter existing at law or in equity by state or other applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Payee of any or all such other rights, powers or remedies. No failure or delay by Payee to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof, or preclude Payee from exercising any such right, power or remedy. By accepting payment after the due date under this Note, Payee shall not be deemed to have waived the right to require payment when due of all other payments due under this Note. No failure or delay by Payee to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Payee from exercising any such right, power or remedy at any later time or times.

                  This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of laws rules thereof). Venue in any action or proceeding arising out of or relating to this Note shall be in any state or federal court sitting in New York, New York, and Payor hereby irrevocably waives any objection he may have to the laying of venue of any such action or proceeding in any such court and any claim he may have that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such
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                                       -5-


action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

                  IN WITNESS WHEREOF, the Payor has executed and delivered this Note on the date above written.


                                             /s/   Fred H. Kellogg
                                             ---------------------
                                             Name: Fred H. Kellogg
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                                       -6-


                      SCHEDULE OF PREPAYMENTS OF PRINCIPAL

  Date of      Principal      Amount of Payment        Total         Remaining Unpaid         Notation
Prepayment      Prepaid      Applied to Interest      Payment        Principal Amount         Made by
----------     ---------     -------------------      -------        ----------------         --------
  4/12/99      $25,328.73         $4,368.33          $29,697.06         $72,280.07         /s/ TAM 4/12/99



* Notwithstanding anything contained in the Note attached hereto, amounts shown above with an asterisk beside them (*) shall evidence prepayments with respect to which the Payee has waived the provisions contained in the Note requiring prepayments to be first applied to interest and then to principal. Accordingly, any prepayments so designated above shall mean that no interest has been paid on the principal due under the Note at the time of such prepayment.